Exhibit 99.1

Medidata Solutions Reports Record First Quarter 2013 Results

  Record revenues of $63.3 million, a 26% year-over-year increase
  Record application services revenue of $50.7 million, a 32% year-over-year increase
  Raises 2013 revenue guidance to between $270 and $274 million

NEW YORK--(BUSINESS WIRE)--April 29, 2013--Medidata Solutions (NASDAQ: MDSO), the leading global provider of cloud-based solutions for the life sciences industry, today announced its financial results for the first quarter 2013 and provided detailed financial guidance.

“With Medidata’s customers increasingly relying on our Clinical Cloud platform, we had an impressive first quarter, and have set the foundation for strong performance in the remainder of 2013,” said Tarek Sherif, Medidata’s chief executive officer. “Our revenue growth is accelerating, our backlog is showing meaningful growth and our customer and revenue retention rates are impressive, all of which are indicative of the attractiveness of our platform and business model. Life science companies are rapidly moving to the cloud and away from the legacy, on-premise solutions offered by our competitors. We expect to continue to be the primary beneficiary of this transition, building value for our customers and shareholders.”

First Quarter 2013 Results

  Total revenues for the first quarter of 2013 were $63.3 million, an increase of $12.9 million, or 26%, compared with $50.4 million in 2012. Application services revenue was $50.7 million, an increase of 32% compared with the same period last year.
  GAAP operating income for the quarter increased to $7.1 million, up 16%, compared with $6.1 million a year ago. Non-GAAP operating income* for the first quarter of 2013 increased to $14.2 million, up 37%, compared with $10.3 million a year ago.
  GAAP net income for the first quarter of 2013 was $5.7 million, or $0.22 per diluted share, up 51%, compared with $3.8 million, or $0.15 per diluted share, in the first quarter of 2012. Adjusted non-GAAP net income* for the first quarter of 2013 was $9.1 million, or $0.35 per diluted share, up 69%, compared with $5.4 million, or $0.22 per diluted share, in the first quarter of 2012.
  Application services backlog for the remainder of the year (remaining backlog) as of March 31, 2013, increased to $156 million, up 46% over the comparable period a year ago. This compares with a 34% increase in remaining backlog over the comparable period in the prior year. Non-Rave products account for 22% of remaining backlog.
  Total cash, cash equivalents and marketable securities were $124.0 million at the end of the first quarter, an increase of $12.8 million as compared with $111.2 million at the end of the first quarter 2012.

Additional Highlights

  Medidata’s customer base grew to 358 in the first quarter of 2013, up 25% from the first quarter of 2012.
  41% of customers had committed to multiple products at the end of the first quarter of 2013 as compared with 38% at the end of the fourth quarter of 2012.
  Non-Rave revenues increased 125% year-over-year, driven by healthy growth in Medidata’s patient randomization, medical coding, safety data capture, protocol design, business analytics and trial management solutions.
  Medidata’s revenue retention rate for the quarter was 99.9%.

"Our investments are intended to enhance long-term growth and we are seeing positive signs of their impact in our results,” said Cory Douglas, chief financial officer. "We are confident in our ability to drive sustained growth in 2013 and in the years to come.”

Financial Outlook

For the full year 2013, the company now expects:

  Revenues between $270.0 and $274.0 million.
  Professional services revenues in the high $40 million range.
  Non-GAAP operating income between $61.0 and $64.0 million. Based on current estimates, this would equate to GAAP operating income between $23.0 and $26.0 million.
  Adjusted non-GAAP net income, which includes the tax affected impact primarily from stock-based compensation and amortization at a 40% effective tax rate, between $31.5 and $34.5 million. Based on current estimates, this would equate to GAAP net income between $13.5 and $16.5 million.
  While changes in the stock price could change the fully diluted share count, the company is assuming 26.7 million fully diluted shares.

For the second quarter of 2013, the company expects:

  Revenues between $65.5 and $67.0 million.
  Non-GAAP operating income between $14.0 and $15.0 million. Based on current estimates, this would equate to GAAP operating income between $3.5 and $4.5 million.
  Adjusted non-GAAP net income, which includes the tax affected impact primarily from stock-based compensation and amortization at a 40% effective tax rate, between $7.0 and $8.0 million. Based on current estimates, this would equate to GAAP net income between $1.5 and $2.5 million.
  While changes in the stock price could change the fully diluted share count, the company is assuming 26.7 million fully diluted shares.

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Monday, May 13, 2013 by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 35896019. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions is a leading global provider of cloud-based clinical development solutions that enhance the efficiency of customers’ clinical trials. Medidata’s advanced solutions lower the total cost of clinical development by optimizing clinical trials from concept to conclusion: from study and protocol design, trial planning and budgeting, site negotiation, clinical portal, trial management, randomization and trial supply management, clinical data capture and management, safety events capture, medical coding to business analytics. Our diverse life science customer base spans biopharmaceutical companies, medical device and diagnostic companies, academic and government institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies as well as organizations of all sizes developing life-enhancing medical treatments and diagnostics.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata's public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2012. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation and amortization and non-cash, share-based compensation charges and management believes, based on discussions with investors, that these Non-GAAP measures enhance investors’ ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended March 31,
	2013	2012
Revenues
Application services	$50,652	$38,396
Professional services	12,607	11,963
Total revenues	63,259	50,359
Cost of revenues (1)(2)
Application services	9,025	7,484
Professional services	8,104	7,131
Total cost of revenues	17,129	14,615
Gross profit	46,130	35,744
Operating costs and expenses:
Research and development(1)	11,905	9,955
Sales and marketing (1)(2)	14,489	10,383
General and administrative (1)	12,644	9,290
Total operating costs and expenses	39,038	29,628
Operating income	7,092	6,116
Interest and other income (expense):
Interest expense	(18)	(21)
Interest income	76	71
Other income, net	154	—
Total interest and other income, net	212	50
Income before income taxes	7,304	6,166
Provision for income taxes	1,604	2,396
Net income	$5,700	$3,770
Earnings per share:
Basic	$0.23	$0.16
Diluted	$0.22	$0.15
Weighted average common shares outstanding:
Basic	25,120	24,017
Diluted	26,261	24,842
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$487	$295
Research and development	458	192
Sales and marketing	1,222	564
General and administrative	3,038	1,103
Total stock-based compensation	$5,205	$2,154
(2) Amortization expense of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$281	$318
Sales and marketing	113	129
Total amortization of intangible assets	$394	$447

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income, Non-GAAP Net Income, and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended March 31,
	2013	2012
Operating income:
GAAP operating income	$7,092	$6,116
GAAP operating margins	11.2%	12.1%
Stock-based compensation	5,205	2,154
Depreciation and amortization	1,851	1,994
Contingent consideration adjustment (1)	60	80
Non-GAAP operating income	$14,208	$10,344
Non-GAAP operating margins	22.5%	20.5%
Net income:
GAAP net income	$5,700	$3,770
Stock-based compensation	5,205	2,154
Amortization	394	447
Contingent consideration adjustment (1)	60	80
Non-GAAP net income	11,359	6,451
Tax impact on add-back items (2)	(2,264)	(1,072)
Adjusted non-GAAP net income	$9,095	$5,379
GAAP basic earnings per share	$0.23	$0.16
GAAP diluted earnings per share	$0.22	$0.15
Non-GAAP basic earnings per share	$0.45	$0.27
Non-GAAP diluted earnings per share	$0.43	$0.26
Adjusted Non-GAAP basic earnings per share	$0.36	$0.22
Adjusted Non-GAAP diluted earnings per share	$0.35	$0.22
(1) Amount represents the effect of changes in fair value of contingent consideration liability.
(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three months ended March 31, 2013 and 2012. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$37,291	$32,683
Marketable securities	83,086	89,871
Accounts receivable, net of allowance for doubtful accounts of $1,130 and $747, respectively	48,398	42,359
Prepaid commission expense	3,113	2,281
Prepaid expenses and other current assets	7,717	8,042
Deferred income taxes	6,731	7,465
Total current assets	186,336	182,701
Restricted cash	—	388
Furniture, fixtures and equipment, net	10,542	10,474
Marketable securities, long-term	3,655	—
Goodwill	15,081	15,382
Intangible assets, net	1,230	1,708
Deferred income taxes, long-term	10,752	11,055
Other assets	2,823	2,923
Total assets	$230,419	$224,631
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,319	$2,998
Accrued payroll and other compensation	7,716	14,140
Accrued expenses and other	7,134	6,674
Deferred revenue	53,213	50,348
Capital lease obligations	55	55
Total current liabilities	69,437	74,215
Noncurrent liabilities:
Deferred revenue, less current portion	3,722	4,323
Deferred tax liabilities	293	624
Capital lease obligations, less current portion	86	100
Other long-term liabilities	2,739	3,278
Total noncurrent liabilities	6,840	8,325
Total liabilities	76,277	82,540
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 100,000 shares authorized, 26,946 and 26,405 shares issued; 26,570 and 26,039 shares outstanding, respectively	269	264
Additional paid-in capital	168,102	160,637
Treasury stock, 376 and 366 shares, respectively	(5,752)	(5,626)
Accumulated other comprehensive income (loss)	(1,056)	(63)
Accumulated deficit	(7,421)	(13,121)
Total stockholders' equity	154,142	142,091
Total liabilities and stockholders' equity	$230,419	$224,631

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$5,700	$3,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,851	1,994
Stock-based compensation	5,205	2,154
Amortization of discounts or premiums on marketable securities	504	317
Deferred income taxes	718	272
Amortization of debt issuance costs	15	15
Excess tax benefit associated with equity awards	(610)	(1,264)
Contingent consideration adjustment	60	80
Provision for doubtful accounts	657	51
Changes in operating assets and liabilities:
Accounts receivable	(4,249)	(5,809)
Prepaid commission expense	(917)	(321)
Prepaid expenses and other current assets	684	(97)
Other assets	(73)	(133)
Accounts payable	(1,558)	(1,438)
Accrued payroll and other compensation	(6,643)	(4,048)
Accrued expenses and other	1,518	2,107
Deferred revenue	(287)	4,941
Other long-term liabilities	322	(43)
Net cash provided by operating activities	2,897	2,548
Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(2,947)	(1,821)
Purchase of available-for-sale marketable securities	(27,416)	(20,440)
Proceeds from sale of available-for-sale marketable securities	30,030	29,757
Decrease in restricted cash	388	—
Net cash provided by investing activities	55	7,496
Cash flows from financing activities:
Proceeds from exercise of stock options	1,655	2,216
Excess tax benefit associated with equity awards	610	1,264
Payment of acquisition-related earn-out	(380)	(251)
Repayment of obligations under capital leases	(14)	(56)
Acquisition of treasury stock	(126)	(50)
Repayment of notes payable	(38)	—
Net cash provided by financing activities	1,707	3,123
Net increase in cash and cash equivalents	4,659	13,167
Effect of exchange rate changes on cash and cash equivalents	(51)	6
Cash and cash equivalents - Beginning of period	32,683	45,214
Cash and cash equivalents - End of period	$37,291	$58,387

CONTACT:
Investor Contact:
Medidata Solutions
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media Contact:
Edelman
Geoff Curtis, 212-277-3718
geoff.curtis@edelman.com